EXHIBIT 23.1


                    CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference of our report dated February 10, 1995 on our audits of the consolidated financial statements, which report includes an explanatory paragraph that describes the Company's adoption of the method of accounting for income taxes, the method of accounting for postretirement benefits other than pensions, and the method of accounting for postemployment benefits, as prescribed by applicable statements of the Financial Accounting Standards Board, and our report dated February 10, 1995 on our audits of the financial statement schedule of Global Marine Inc. and subsidiaries, as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, which reports are included in this Annual Report on Form 10-K, into (i) the prospectus constituting part of the Company's Registration Statements on Form S-8 (Registration Nos. 33-32088, 33-40961 and 33-63326), respectively, for the Global Marine Inc. 1989 Stock Option and Incentive Plan, (ii) the prospectus constituting part of the Company's Registration Statement on Form S-8 (Registration No. 33-40266) for the Global Marine Savings Incentive Plan, (iii) the prospectus constituting part of the Company's Registration Statement on Form S-8 (Registration No. 33-40961) for the Global Marine Inc. 1990 Non-Employee Director Stock Option Plan, (iv) the prospectus constituting part of the Company's Registration Statement on Form S-8 (Registration No. 33-57689) for the Global Marine Inc. 1994 Management Incentive Award Plan, (v) the prospectus constituting part of the Company's Registration Statement on Form S-8 (Registration No. 33-57691) for the
Global Marine Inc. 1994 Non-Employee Stock Option and Incentive Plan, and (vi) the prospectus constituting part of the Company's Registration Statement on Form S-3 (Registration No. 33-53691) pertaining to sales of 750,000 shares of the Company's Common Stock, $.10 par value per share, by a stockholder.



                                             /s/ Coopers & Lybrand L.L.P.



Houston, Texas
March 16, 1995